Armando C. Ibarra, C.P.A.                                                                                Members of the California Society of Certified Public Accountants

Armando Ibarra, Jr., C.P.A., JD                                                                        Members of the American Institute of Certified Public Accountants

                                                                                                                             Registered with the Public Company Accounting Oversight Board

October 17, 2005

To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, consents to the inclusion of our report of May 25, 2005, on the audited financial statements of Frezer, Inc. (A Development Stage Company) as of May 20, 2005, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission or other regulatory agency.

Very truly yours,

_/s/Armando C Ibarra___________________________

ARMANDO C. IBARRA, C.P.A.

371 E. Street, Chula Vista, CA 91910

Tel: (619) 422-1348                                                          Fax: (619) 422-1465